UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2018

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On February 6, 2018, First Choice Healthcare Solutions, Inc. (the “Company”) and Steward Health Care System LLC (“Steward”) entered into a Stock Purchase Agreement (the “Purchase Agreement”). A copy of the Purchase Agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Pursuant to the terms of the Purchase Agreement, Steward will acquire from the Company 5,000,000 shares of common stock (the “Shares”), par value $0.001 per share, of the Company for cash consideration of $7,500,000 (the “Transaction”). As a result of the transaction, Steward will own 15.5% of all of the issued and outstanding shares of common stock of the Company.

The closing of the Transaction is subject to various customary closing conditions which shall be satisfied on or before March 1, 2018, including, among others, (i) the representations and warranties of each party contained therein shall be true and correct on and as of the Closing Date, and (ii) the absence of any order of any governmental authority that prohibits or materially restrains the Transaction and the absence of any proceeding brought by any government authority pending before any court of competent jurisdiction seeking such an order.

The Purchase Agreement contains customary representations and warranties made by each of the Company and Steward. Additionally, pursuant to the Purchase Agreement, the Company has agreed that, upon demand from Steward after the six month anniversary of the Closing Date, the Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission, a registration statement and such other documents as may be necessary in the advice of counsel for the Company, and use its commercially reasonable efforts to have such registration statement declared effective in order to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), so as to permit the registered resale of the Shares.

Pursuant to the Purchase Agreement, the Company has agreed that, on or after April 1, 2022, upon ninety (90) days prior written notice, Steward may sell fifty percent (50%) of the Shares to the Company one-time during each of the following two (2) calendar years thereafter at a price equal to the purchase price under the Purchase Agreement pro-rated for the number of shares being purchased. Notwithstanding the foregoing, the put option shall automatically terminate and be of no further force and effect in the event the Market Capitalization (as defined in the Purchase Agreement) of the Company is equal to or more than $100,000,000 at any time after the date of the Purchase Agreement.

Each of the Company and Steward has agreed to indemnify the other and certain other indemnified persons from any and all losses incurred by such indemnified persons arising from, among other things, any breach of the representations, warranties or covenants set forth in the Purchase Agreement on the terms and subject to the limitations set forth in the Purchase Agreement.

In addition, pursuant to the terms of the Purchase Agreement, upon completion of the Closing, the Board will be increased from three to five directors of which Steward will designate two directors.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the subsection “Purchase Agreement” in “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference. The offer and issuance of the Shares is exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On February 7, 2018, the Company issued a press release announcing the Company’s Purchase Agreement with Steward. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of February 6, 2018 by and between First Choice Healthcare Solutions, Inc. and Steward Health Care System LLC.

99.1	Press Release dated February 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: February 7, 2018
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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